NOTICE


TO: PARTICIPANTS IN THE PENNSYLVANIA ENTERPRISES, INC. EMPLOYEES' SAVINGS
    PLAN WHO TRANSFERRED EMPLOYMENT TO PENNSYLVANIA-AMERICAN WATER COMPANY

   You recently received information and Account Transfer Election forms concerning your accounts under the Pennsylvania Enterprises, Inc. Employees' Savings Plan (the "Savings Plan"). Many of you have already returned completed Account Transfer Election forms, choosing either to liquidate the shares of PEI common stock credited to your Savings Plan accounts ("Shares") and to transfer your accounts to the Savings Plan for Employees of American Water Works Company, Inc. (the "American Water Savings Plan"), or to retain your Shares in the Savings Plan.

   Since the date the Account Transfer Election forms and instructions were distributed to you, PEI has decided to repurchase up to 2,000,000 shares of PEI common stock. Since information concerning this stock repurchase was unavailable at the time you submitted your completed Account Transfer Election form, PEI wishes to extend to you the same opportunity as will be available to other PEI shareholders to tender your shares for repurchase. In addition, the transfer election alternatives previously explained to you have now been expanded. Therefore, PEI is requiring each participant who transferred to the Pennsylvania-American Water Company to complete and return a new Transfer Election Form. Attached to this Notice is a copy of the Offer to Purchase and special Notice and Election Forms for Savings Plan participants who transferred to Pennsylvania-American Water Company.

   IF YOU ARE A PARTICIPANT WHO TRANSFERRED EMPLOYMENT TO PENNSYLVANIA-AMERICAN WATER COMPANY, YOU MUST COMPLETE AND RETURN A NEW ACCOUNT TRANSFER ELECTION FORM, EVEN IF YOU PREVIOUSLY SUBMITTED A TRANSFER ELECTION FORM.

   IF YOU WISH TO PARTICIPATE IN THE TENDER OFFER, YOU MUST COMPLETE THE ATTACHED ACCOUNT TRANSFER ELECTION FORM B AND THE TENDER ELECTION FORM ATTACHED TO THE MEMORANDUM TO PARTICIPANTS IN THE SAVINGS PLAN. IF YOU DO NOT SUBMIT A PROPERLY COMPLETED TRANSFER ELECTION FORM B AND THE TENDER ELECTION FORM TO PNC BANK, N.A., THE TRUSTEE OF THE SAVINGS PLAN (THE "TRUSTEE"), IN AMPLE TIME FOR THE TRUSTEE TO SUBMIT A TENDER FORM ON YOUR BEHALF, NONE OF YOUR SHARES WILL BE TENDERED.

   In addition, if you do not timely return a completed Election Form B to the Trustee, your prior Account Transfer Election Form will remain in effect or, if you did not complete and return a prior form, all Shares held in your accounts under the Savings Plan will be liquidated and transferred to the American Water Savings Plan.

   As  described  in  the  Offer  to  Purchase,   if  PEI's  tender  offer  is
oversubscribed, not all of the Shares you wish to tender may be repurchased. In such event, you should make a contingent election on the attached Election Form B as to how you wish the remaining Shares in your Savings Plan accounts to be handled.

   IF YOU DO NOT WISH TO PARTICIPATE IN THE TENDER OFFER, YOU MUST TIMELY COMPLETE AND RETURN TO THE TRUSTEE THE ATTACHED ACCOUNT TRANSFER ELECTION FORM A.

   If you do not return a completed Election Form A to the Trustee, your prior Account Transfer Election Form will remain in effect or, if you did not complete and return a prior Account Transfer Election Form, all Shares held in your accounts under the Savings Plan will be liquidated and the proceeds transferred to the American Water Savings Plan.

   If you have any questions concerning the Offer to Purchase or your account transfer to the American Water Savings Plan, please contact the Plan Administrator at (717) 829-8661.

                           ELECTION FORM A - NO TENDER
              THIS FORM IS TO BE COMPLETED ONLY BY PARTICIPANTS IN
         THE PENNSYLVANIA ENTERPRISES, INC. EMPLOYEES' SAVINGS PLAN (THE
               "SAVINGS PLAN") WHO TRANSFERRED EMPLOYMENT TO THE
                       PENNSYLVANIA-AMERICAN WATER COMPANY


                                PEI SAVINGS PLAN
                        REVISED ACCOUNT TRANSFER ELECTION

NOTE: ALL SAVINGS PLAN PARTICIPANTS WHO TRANSFERRED TO PENNSYLVANIA-AMERICAN WATER COMPANY MUST RETURN EITHER THIS ELECTION FORM A (NO TENDER) OR ELECTION FORM B (TENDER).

TYPE OR PRINT CLEARLY ALL INFORMATION


NAME:_________________________________  SOCIAL SECURITY #: _____________________


ADDRESS: _______________________________________________________________________
            Number & Street      City        State               Zip Code


   This form supersedes and revokes any prior Account Transfer Election form which I have filed with the Savings Plan Administrative Committee concerning transfer of my Savings Plan accounts to the Savings Plan for Employees of American Water Works Company, Inc. (the "American Water Savings Plan"), and my decision as to whether to liquidate shares of common stock of Pennsylvania Enterprises, Inc. ("Shares") in my Savings Plan accounts.

______ I HAVE REVIEWED THE OFFER TO PURCHASE DATED MARCH 11, 1996 AND THE NOTICE TO SAVINGS PLAN PARTICIPANTS DESCRIBING THE PEI TENDER OFFER AND DO NOT WISH TO TENDER SHARES IN MY SAVINGS PLAN ACCOUNTS.

   I have previously been advised that upon the closing of the sale of part of PEI's business to Pennsylvania-American Water Company, my account balances under the Savings Plan became 100% vested and will (subject to my election as to my account Shares) be transferred to the American Water Savings Plan. Except for any outstanding loan I may have had under the Savings Plan (which is to be transferred to the American Water Savings Plan), my account balances will, after the transfer, be reinvested in accordance with the terms of the American Water Savings Plan. However, I may elect to have Shares credited to my accounts under the Savings Plan retained in the Savings Plan until the earlier of the date I
(i) terminate employment with Pennsylvania-American Water Company or (ii) make a one-time only election (in accordance with the Savings Plan's terms) to liquidate the Shares retained in the Savings Plan and have the Savings Plan Trustee transfer the proceeds thereof to the American Water Savings Plan. I also may elect to have my Prior Plan account Shares (i.e., Shares transferred to the Savings Plan from the PEI ESOP) distributed to me at any time in accordance with the Savings Plan's terms.

   I hereby elect the following treatment for the Shares in my Savings Plan accounts:

_____ I hereby elect that my prior Account Transfer Election remain in effect.

_____ I hereby elect that my entire account balances in the Savings Plan be transferred to the American Water Savings Plan. I understand that this will result in the liquidation of any Shares remaining in my Savings Plan accounts.

_____ I hereby elect to have only the portion of my account balances in the Savings Plan which is not invested in Shares transferred to the American Water Savings Plan, with the portion of my account balances which remains invested in Shares retained in the Savings Plan. I understand that the Shares (other than ESOP Shares) retained in the Savings Plan:

         (1) cannot be distributed until I terminate employment with Pennsylvania-American Water Company, provided, however, that I will have a one-time opportunity in the future (at such time as I may elect in accordance with the Savings Plan's terms) to liquidate all or a portion of my Shares remaining in the Savings Plan and have the proceeds thereof transferred to the American Water Savings Plan, and


         (2) except as provided in (1) above, must remain invested in Shares until distributed to me or until I reach age 55, at which time I can direct that all or a portion be invested in the Fixed Income Fund within the Savings Plan.

IF THIS FORM OR ELECTION FORM B IS NOT RETURNED, MY PRIOR ACCOUNT TRANSFER ELECTION WILL REMAIN IN EFFECT, OR, IF NO ACCOUNT TRANSFER ELECTION WAS RECEIVED BY THE TRUSTEE, ALL SHARES IN MY ACCOUNTS UNDER THE SAVINGS PLAN WILL BE LIQUIDATED AND THE PROCEEDS TRANSFERRED TO THE AMERICAN WATER SAVINGS PLAN.




______________________________      _____________________________
Signature                           Date



TO BE COMPLETED BY PERSONNEL REPRESENTATIVE

Termination Date:__________________________  Valuation Date: ___________________

Vested Percent:____________________________

Date Received:_____________________________

                             ELECTION FORM B-TENDER

            THIS FORM IS TO BE COMPLETED ONLY BY PARTICIPANTS IN THE
             PENNSYLVANIA ENTERPRISES, INC. EMPLOYEES' SAVINGS PLAN (THE "SAVINGS PLAN") WHO TRANSFERRED EMPLOYMENT TO THE
                       PENNSYLVANIA-AMERICAN WATER COMPANY

                                PEI SAVINGS PLAN
                        REVISED ACCOUNT TRANSFER ELECTION
                                       AND
                              TENDER OFFER ELECTION

NOTE: ALL SAVINGS PLAN PARTICIPANTS WHO TRANSFERRED EMPLOYMENT TO
PENNSYLVANIA-AMERICAN WATER COMPANY MUST RETURN EITHER THIS ELECTION FORM B (TENDER) OR ELECTION FORM A (NO TENDER).

TYPE OR PRINT CLEARLY ALL INFORMATION

NAME:__________________________________  SOCIAL SECURITY #:____________________


ADDRESS:_______________________________________________________________________
          Number & Street           City        State             Zip Code


   This form supersedes and revokes any prior Account Transfer Election form which I have filed with the Savings Plan Administrative Committee concerning transfer of my Savings Plan accounts to the Savings Plan for Employees of American Water Works Company, Inc. (the "American Water Savings Plan"), and my decision as to whether to liquidate shares of common stock of Pennsylvania Enterprises, Inc. ("Shares") in my Savings Plan accounts.

   I HAVE REVIEWED THE OFFER TO PURCHASE DATED MARCH 11, 1996 AND THE NOTICE TO SAVINGS PLAN PARTICIPANTS DESCRIBING THE PEI TENDER OFFER AND WISH TO TENDER SHARES IN MY SAVINGS PLAN ACCOUNTS.

_____ By completing and returning both this form and the tender election form attached to the Memorandum to Participants in the Savings Plan, I am hereby electing to tender all or a portion of the Shares in my Savings Plan accounts.

         TO EFFECTUATE SUCH ELECTION, I ACKNOWLEDGE THAT I MUST SUBMIT A PROPERLY COMPLETED SAVINGS PLAN TENDER ELECTION FORM WHICH HAS BEEN PROVIDED TO ALL SAVINGS PLAN PARTICIPANTS.

         I HAVE BEEN ADVISED THAT IF I DO NOT SUBMIT A PROPERLY COMPLETED SAVINGS PLAN TENDER ELECTION FORM TO PNC BANK, N.A., THE TRUSTEE OF THE SAVINGS PLAN (THE "TRUSTEE"), IN AMPLE TIME FOR THE TRUSTEE TO SUBMIT A TENDER ON MY BEHALF AT OR PRIOR TO THE LATER OF 5:00 P.M., NEW YORK CITY TIME, MONDAY, APRIL 8, 1996, OR THE LATEST TIME AND DATE TO WHICH THE OFFER IS EXTENDED, NO SHARES IN MY SAVINGS PLAN ACCOUNT WILL BE TENDERED.

         I further acknowledge that I must submit a properly completed Savings Plan Investment Designation Form which was provided to all Savings Plan participants on or before the date on which I submit this Election Form B in order to elect one or more Savings Plan investment funds in which the proceeds from the sale of my repurchased Shares will be invested until such proceeds are transferred to the American Water Savings Plan. I have been advised that if I do not submit a properly completed Investment Designation Form on or before the date on which I submit this Election Form B, the proceeds from the sale of my repurchased Shares will be invested in the same proportion as my non-Company Stock Fund accounts are invested within the Savings Plan until they are transferred to the American Water Savings Plan.

   I have previously been advised that upon the closing of the sale of part of PEI's business to Pennsylvania-American Water Company, my account balances under the Savings Plan became 100% vested and will (subject to my election as to my account Shares) be transferred to the American Water Savings Plan. Except for any outstanding loan I may have had under the Savings Plan (which is to be transferred to the American Water Savings Plan), my account balances will, after the transfer, be reinvested in accordance with the terms of the American Water Savings Plan. However, I may be allowed to elect to have any Shares credited to my accounts under the Savings Plan retained in the Savings Plan until the earlier of the date I (i) terminate employment with Pennsylvania-American Water Company or (ii) make a one-time only election (in accordance with the Savings Plan terms) to liquidate the Shares retained in the Savings Plan and have the Savings Plan Trustee transfer the proceeds thereof to the American Water Savings Plan. I also may elect to have my Prior Plan account Shares (i.e., Shares transferred to the Savings Plan from the PEI ESOP) distributed to me at any time in accordance with the Savings Plan's terms.

   If I have elected to tender less than all of the Shares in my Savings Plan accounts, or if any Shares which I elect to tender are not purchased in the tender offer, I hereby elect the following treatment for the remaining Shares in my Savings Plan accounts:

_____ I hereby elect that my prior Account Transfer Election remain in effect.

_____ I hereby elect that my entire account balances in the Savings Plan (including the proceeds from the sale of my Shares to PEI under the tender offer) be transferred to the American Water Savings Plan. I understand that this will result in the liquidation of any Shares remaining in my Savings Plan accounts after the tender offer is completed.

_____ I hereby elect to have only the portion of my account balances in the Savings Plan which is not invested in Shares (including the proceeds from the sale of my Shares to PEI under the tender offer) transferred to the American Water Savings Plan, with the portion of my account balances which remains invested in Shares retained in the Savings Plan. I understand that the Shares (other than ESOP Shares) retained in the Savings Plan:

         (1) cannot be distributed until I terminate employment with Pennsylvania-American Water Company, provided, however, that I will have a one-time opportunity in the future (at such time as I may elect in accordance with the Savings Plan terms) to liquidate all or a portion of my Shares remaining in the Savings Plan and have the proceeds thereof transferred to the American Water Savings Plan, and

         (2) except as provided in (1) above, must remain invested in Shares until distributed to me or until I reach age 55, at which time I can direct that all or a portion be invested in the Fixed Income Fund within the Savings Plan.

IF THIS FORM OR  ELECTION  FORM A IS NOT  RETURNED,  MY PRIOR  ACCOUNT  TRANSFER
ELECTION WILL REMAIN IN EFFECT, OR, IF NO ACCOUNT TRANSFER ELECTION FORM WAS RECEIVED BY THE TRUSTEE, ALL SHARES IN MY ACCOUNTS UNDER THE SAVINGS PLAN WILL BE LIQUIDATED AND THE PROCEEDS TRANSFERRED TO THE AMERICAN WATER SAVINGS PLAN.


___________________________________    _________________________________________
            Signature                                   Date


TO BE COMPLETED BY PERSONNEL REPRESENTATIVE

Termination Date:__________________________  Valuation Date: ___________________

Vested Percent:____________________________

Date Received:_____________________________

Signature:_________________________________  Plan (circle one):      U or N-U